CLEANTECH INNOVATIONS, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of _______________, 2010, is made by and between CleanTech Innovations, Inc., a Nevada corporation (the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, in connection with that certain Subscription Agreement by and among the Company and the Investor (the “Subscription Agreement”), the Company desires to sell to the Investor, and the Investor desires to purchase from the Company units (the “Units”) consisting of (a) shares of the Company’s common stock, $.00001 par value per share (the “Common Stock”); and (b) Warrants to purchase additional shares of Common Stock (the “Warrants”) equal to 67.5% of the Common Stock initially purchased; and

WHEREAS, to induce the Investor to purchase the Common Stock and Warrants, the Company has agreed to register the shares of Common Stock purchased and the Common Stock underlying the Warrants pursuant to the terms of this Agreement.

NOW, THEREFORE, the Company and the Investor hereby covenant and agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Closing” shall mean the closing of the sale of the Units.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Effectiveness Date” shall mean that date which is one hundred eighty (180) days following the Final Closing Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Filing Date” shall mean that date which is fourteen (14) days following the Final Closing Date.

“Final Closing Date” shall mean the date hereof.

“Offering” shall refer to the Company’s proposal to sell Units for $4.00 per Unit, with each Unit consisting of (i) one share of Common Stock of the Company and (ii) a five (5) year Warrant to purchase 67.5% of one share of Common Stock of the Company with an exercise price of $4.00 per share.

“Register,” “registered” and “registration” each shall refer to a registration effected by preparing and filing a Registration Statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or document by the Commission.

“Registrable Securities” shall mean the shares of Common Stock issued pursuant to the Subscription Agreement or upon the exercise of the Warrants delivered as part of the Offering; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Regulation S under the Securities Act or (ii) at such time as they become eligible for sale pursuant to Regulation S under the Securities Act or another similar exemption under the Securities Act; provided, further, that the maximum amount of Registrable Securities at any one time shall be limited by Rule 415.

“Regulation S” shall mean Regulation S, as amended, as promulgated by the Securities and Exchange Commission under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Capitalized terms used but not defined herein shall have the meanings set forth in the Subscription Agreement or the Warrants.

2.           Automatic Registration.

(a)           On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement required hereunder shall be on Form S-1 or Form S-3, as applicable.  Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold pursuant to Regulation S as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Investor (the “Effectiveness Period”). The maximum amount of Registrable Securities at any one time shall be limited by Rule 415 as required by the Commission. In the event that there is a limitation by the Commission on the number of Registrable Securities that may be registered at one time, the Company shall use its reasonable best efforts to file an additional Registration Statement covering such ineligible securities within 30 days of the date such securities become eligible and to make such Registration Statement be declared effective by the Commission as soon as practicably possible.

(b)           If:  (i) a Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date as a result of the failure of the Company to meet its obligations with respect to such filing as provided for herein, or (iv) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to the Registrable Securities held by the Investor, or the Investor is not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case 20 consecutive trading days but no more than an aggregate of 30 trading days during any 12-month period (which need not be consecutive trading days) during which the Investor is not permitted to sell such Registrable Securities under Regulation S (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such 5 trading day period is exceeded, or for purposes of clause (iv) the date on which such 20- or 30-day period, as applicable, is exceeded being referred to as “Event Date”), then: (A) on the first Event Date to occur the Company shall pay to such Investor an amount, at the election of the Company, in cash or in Common Stock, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreement for any Registrable Securities then held by such Investor for which such Investor has not received liquidated damages pursuant to Section 2(c) below; and (B) on each anniversary of such Event Date (if the applicable Event, or any subsequent Event, shall not have been cured by such date) until all Event(s) are cured, the Company shall pay to such Investor an amount, as determined by the Company, in cash or in Common Stock, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Investor pursuant to the Subscription Agreement for any Registrable Securities then held by such Investor for which such Investor has not received liquidated damages pursuant to Section 2(c) below. In determining the number of shares of Common Stock payable to the Investor, the 20-day average closing price of the Common Stock ending on the Event Date shall be used.  If the Company fails to pay any liquidated damages pursuant to this Section 2(b) in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be (in cash or Common Stock, at the option of the Investor) paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a year prior to the cure of an Event.

(c)           Notwithstanding any other provision of this Section 2, if the Commission determines that the number of securities that the Company may register on the Registration Statement pursuant to Rule 415 is limited such that the shares so registered thereunder shall exclude any Registrable Securities held by the Investor, then the Company shall promptly so advise the Investor and the Company shall use commercially reasonable efforts to effect the registration of any Registrable Securities not so included on the Registration Statement as a result thereof as soon as is legally possible to do so.  In such event, the Company shall pay to such Investor liquidated damages as set forth in Section 2(b) hereof with respect to any Registrable Securities then held by the Investor that were not registered by the Effectiveness Date.

(d)           The parties acknowledge and agree that (i) the maximum amount of damages that the Company shall be obligated to pay the Investor for any and all breaches of this Section 2 is the amount of liquidated damages set forth in Section 2(b) or 2(c), and (ii) such liquidated damages shall be the sole remedy available to Investor for any breach of this Agreement, provided that nothing in this Section 2(d) shall preclude Investor from seeking injunctive relief, including specific performance of its rights under this Section 2.

3.           Registration Procedures.  If and whenever the Company is required by the provisions of Section 2 hereof to use its commercially reasonable efforts to affect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           prepare and file with the Commission the Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become effective in an expeditious manner;

(b)           prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective during the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition set forth in such Registration Statement for such period;

(c)           furnish to each seller of Registrable Securities and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Registrable Securities covered by such Registration Statement;

(d)           use its commercially reasonable efforts (i) to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “Blue Sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, (ii) to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby and (iii) to take such further action as may be necessary or advisable to enable the disposition of the Registrable Securities in such jurisdictions, provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)           use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)           immediately notify each seller of Registrable Securities and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such Registration Statement to correct any such untrue statement or omission;

(g)           promptly notify each seller of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

(h)           if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, including, without limitation, customary indemnification and contribution provisions;

(i)           if the offering is an underwritten offering, at the request of any seller of Registrable Securities, use its commercially reasonable efforts to furnish to such seller on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (1) a copy of an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Investors (or a reliance letter addressed to the Investors), stating that such Registration Statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (C) to such other effects as reasonably may be requested by counsel for the Investors and customarily given in an underwritten public offering; and (2) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the Investors (or a reliance letter addressed to the Investors), stating that they are independent registered public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(j)           take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Investor or any underwriters may reasonably request; and

(k)           take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

4.           Obligations of Investor.

(a)           The Investor shall furnish to the Company such information regarding such Investor, the number of Registrable Securities owned and proposed to be sold by it, the intended method of disposition of such securities and any other information as shall be required to effect the registration of the Registrable Securities, and cooperate with the Company in preparing the Registration Statement and in complying with the requirements of the Securities Act; and

(b)           Concurrently with the execution of the Subscription Agreement, the Company and the Investor have entered into a lock-up letter agreement (the “Lock-Up Letter Agreement”) regarding the Registrable Securities.  Pursuant to the Lock-Up Letter Agreement, and notwithstanding the effectiveness of any Registration Statement registering the Registrable Securities, the Investor has agreed that it shall not offer for sale, sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in any manner contrary to the Lock-Up Letter Agreement for a period of 90 days commencing on the date the Company files the Registration Statement registering the Registrable Securities. The undersigned understands that the Company is relying upon such Lock-Up Letter Agreement in connection with the purchase of the Units by the Investor in the Offering.

5.           Expenses.

(a)           All expenses incurred by the Company in complying with Sections 2 and 3 including, without limitation, all registration and filing fees (including the fees of the Securities and Exchange Commission and any other regulatory body with which the Company is required to file), printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “Blue Sky” laws, and fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”

(b)           The Company will pay all Registration Expenses in connection with any Registration Statement filed hereunder, and the Selling Expenses in connection with each such Registration Statement shall be borne by the participating sellers in proportion to the number of Registrable Securities sold by each or as they may otherwise agree.

6.           Indemnification and Contribution.

(a)           In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to the terms of this Agreement, the Company will indemnify and hold harmless and pay and reimburse, each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act or any state securities or “Blue Sky” laws and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the Securities Act pursuant hereto, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant hereto or, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proceeds received by such seller from the sale of Registrable Securities covered by such Registration Statement.  Notwithstanding the foregoing, the indemnity provided in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of such indemnified party and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Registration Statement and the undersigned indemnitees thereafter fail to deliver or cause to be delivered such Registration Statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is materially prejudiced by such omission.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advice of its counsel that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; provided, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12 (f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

7.           Changes in Capital Stock.  If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue as so changed.

8.           Representations and Warranties of the Company.  The Company represents and warrants to the Investor as follows:

(a)           The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.

(b)           This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

9.           Rule 144 Requirements.  The Company agrees to:

(a)           make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b)           use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

10.         Termination.  All of the Company’s obligations to register Registrable Shares under Sections 2 and 3 hereto shall terminate upon the date on which the Investor holds no Registrable Securities or all of the Registrable Securities are eligible for resale under Regulation S.

11.         Miscellaneous.

(a)           All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.

(b)           All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested postage prepaid, or sent by telecopier, addressed (i) if to the Company, at CleanTech Innovations, Inc., c/o The Newman Law Firm, PLLC, 44 Wall Street, 20th Floor, New York, New York 10005 USA, Attn: Robert Newman, Esquire; phone (212) 248-1001; facsimile (212) 202-6055; and (ii) if to any holder of Registrable Securities, to it at such address as may have been furnished to the Company or its counsel in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished, in writing to the Company or its counsel (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

(c)           This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to principles of conflicts of laws.  The Company and Investor (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any state court located in New York, New York or in the United States District Court for the Southern District of New York, (ii) waive any objection which the Company or Investor may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of any state court located in New York, New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The Company and Investor further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any state court located in New York, New York, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company or Investor mailed by certified mail, return receipt requested, postage prepaid, to, in the case of the Company, the Company’s address, and in the case of the Investor, to the Investor’s address as set forth on the Company’s books and record, shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

(d)           In the event of a breach by the Company or by the Investor of any of their obligations under this Agreement, the Investor or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Investor agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(e)           This Agreement may not be amended or modified without the written consent of the Company and the Investor.

(f)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.  No waiver shall be effective unless and until it is in writing and signed by the party granting the waiver.

(g)           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(h)           If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(i)           This Agreement constitutes the entire contract among the Company and the Investor relative to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto.

(j)           The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

[Signature Page Follows]

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY

CLEANTECH INNOVATIONS, INC.

By:
Name: Bei Lu
Title: Chief Executive Officer

INVESTOR

[Company, Partnership or Trust]

COMPANY NAME:

By:
Name:
Title:

[Individual(s)]

Name:

Name: